UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014 (July 2, 2014)

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 2, 2014, Oxford Resource Partners, LP (the “Partnership”) was notified by the New York Stock Exchange (the “NYSE”) that the Partnership has fallen below the NYSE’s continued listing standard relating to the price of the Partnership’s common units, which requires a minimum average closing price of at least $1.00 per common unit over any period of 30 consecutive trading days. As of June 26, 2014, the 30 trading-days average closing price for the period ending on such date was $0.99 per unit.

The Partnership has timely notified the NYSE that it intends to cure the deficiency. The Partnership has a period of six months to regain compliance with the minimum unit price criteria. Under the NYSE rules, the Partnership’s common units will continue to be listed on the NYSE during this period, subject to the Partnership’s compliance with other continued listing requirements. The Partnership is not required to submit a business plan to the NYSE relating to curing the deficiency.

As required under the NYSE rules, the Company issued a press release on July 3, 2014, announcing that it had received the notice of noncompliance with this NYSE continued listing standard. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

     (d) Exhibits

99.1	Press Release dated July 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: July 3, 2014	By:	/s/ Bradley W. Harris
		Name:	Bradley W. Harris
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release dated July 3, 2014